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                         SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                          --------------------------------

                                     FORM 8-K




                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)              May 10, 1995

                          --------------------------------


                             CNA FINANCIAL CORPORATION


                 (Exact Name of Registrant as Specified in Charter)


          Delaware                  1-5823                13-2646102
(State or Other Jurisdiction      (Commission            (IRS Employer
  of Incorporation)              File Number)         Identification No.)


     CNA Plaza, Chicago, Illinois                            60685
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code       (312) 822-5000


         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.      Acquisition or Disposition of Assets

       On May 10, 1995, CNA Financial Corporation ("CNA") consummated the merger (the "Merger") of its wholly owned subsidiary, Chicago Acquisition Corp. ("Merger Sub"), with and into The Continental Corporation ("Continental"), pursuant to the Merger Agreement dated as of December 6, 1994, by and among CNA, Continental and Merger Sub, for aggregate consideration of $1,125 million (based on a conversion price of $20.00 per share of Continental's common stock, par value $1.00 per share). CNA is funding the cash purchase price with proceeds from a five-year revolving credit facility from a syndicate of banks led by the First National Bank of Chicago, as administrative agent, and The Chase Manhattan Bank, N.A., as syndication agent. As a result and upon the consummation of the Merger, Continental became a wholly owned subsidiary of CNA. Continental is an insurance holding company principally engaged in the business of owning a group of property and casualty insurance companies, which business CNA currently intends to continue.

Item 7. Financial Statements , Pro Forma Financial Information and Exhibits

       It is impracticable for CNA to file the financial statements and pro forma financial information required by Items 7 (a) and (b) of the General Instructions to Form 8-K at this time. CNA will file such financial statements and pro forma financial information as soon as practicable and in any event no later than the date on which CNA is required to file such statements and information pursuant to Items 7 (a) (4) and 7 (b) (2) of the General Instructions to Form 8-K.

       (a) Exhibits.

       Exhibit No.                           Description
       -----------                           -----------

           2.01 Securities Purchase Agreement, dated as of December 6, 1994, by and between CNA Financial Corporation and The Continental Corporation (with exhibits thereto) (Exhibit 1 to Form 8-K dated December 9, 1994 incorporated herein by reference.)

           2.02 Merger Agreement, dated as of December 6, 1994, by and among CNA Financial Corporation, Chicago Acquisition Corp. and The Continental Corporation (Exhibit 2 to Form 8-K dated December 9, 1994 incorporated herein by reference.)

         99.01 Press Release issued by CNA Financial Corporation dated May 9, 1995.
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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              CNA FINANCIAL CORPORATION
                                              -------------------------


Date: May 23, 1995                            By: Peter E. Jokiel
      ------------                                --------------------
                                                  Peter E. Jokiel
                                                  Senior Vice President and
                                                  Chief Financial Officer
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CNA
For All the Commitments You make

                                                          EXHIBIT 99.01

                                                         Media contact:

                                                     Bill Shaffer - CNA
                                                         (312) 822-4195

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                                            CNA Insurance Companies
news                                        CNA Plaza
                                            Chicago, Illinois 60685
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                     CNA FINANCIAL COMPLETES ACQUISITION
                        OF CONTINENTAL INSURANCE

CHICAGO, May 9, 1995 -- CNA Financial Corporation (NYSE: CNA) today announced that, in a meeting in New York City, Continental shareholders approved the acquisition by CNA of Continental by more than the required two-thirds majority, completing the final approval process including shareholders, regulators in 11 states and Puerto Rico, the U.S. Department of Justice and the U.S. Federal Trade Commission. Formal closing will occur tomorrow morning May 10,1995.

      Announced Dec. 6, 1994, the acquisition creates what industry analysts term the nation's largest U.S. commercial lines insurance company. CNA said in December it would pay $1.1 billion, or $20 per share, for all outstanding shares of Continental stock.

      "This is a milestone for CNA and Continental customers, policyholders, shareholders and employees," said Dennis H. Chookaszian, chairman and chief executive officer of CNA Insurance Companies. "This acquisition is part of CNA's business strategy to build a world-class insurance organization, one that is well-positioned for future growth and success.

      "We have a long and successful history of acquisitions and mergers dating back to the formation of CNA, itself. The last few years have been difficult for our industry. However, the financial strength and combination of our products and services create an organization that rivals any in the United States.

      "We have an extremely strong management team, clear strategic direction, deep and solid financial resources, and a vast amount of experience in our combined areas of business."

      The combined companies will retain the CNA name and will become the largest commercial lines insurance company, the third-largest property and casualty insurance company and the sixth largest insurance organization in the nation, based on publicly available 1994 premium volume.


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      Combining 1994 net written premiums of the two companies would have produced a company with premium volume of $14.6 billion.

      Mr. Chookaszian remains chairman and chief executive officer and Philip L. Engel remains president of the CNA Insurance Companies.


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